UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2010

Pet DRx Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   615-369-1914

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2010, Pet DRx Corporation (the "Company") received a notice from The NASDAQ Stock Market indicating that the Company is not in compliance with the minimum bid price requirement for continued listing set forth in NASDAQ Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Rule"), and as a result the Company's common stock is subject to suspension from trading and delisting from The NASDAQ Capital Market at the opening of business on March 25, 2010, unless the Company requests a hearing by March 23, 2010 in accordance with the NASDAQ Marketplace Rules. The Minimum Bid Price Rule requires that the bid price of the Company's common stock remain above $1.00 for continued inclusion in The NASDAQ Capital Market.

As previously reported, the Company was initially notified on September 15, 2009, that the bid price of its common stock had closed below the minimum bid price for the last 30 consecutive business days. In accordance with Marketplace Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 15, 2010 (the "Required Date"), to regain compliance. The Company was unable to regain compliance with the Minimum Bid price Rule prior to March 15, 2010.

The Company intends to request an appeal hearing by March 23, 2010 with the NASDAQ Listing Qualifications Panel to review the delisting determination. The hearing date will be determined by NASDAQ and should occur within 45 days from the date the Company requests the hearing. A request for a hearing will 'stay' the delisting of the Company's common stock pending the Panel's decision. The Company is required to present a plan for regaining compliance with the bid price rule which will likely include the Company's plan to consummate a reverse stock split which was approved by the stockholders at an annual meeting held on July 28, 2009 subject to approval by the board of directors of the Company, in order to exceed the minimum bid price requirement. The NASDAQ letter stated that historically, "Panels have generally viewed a reverse stock split in 30 - 60 days as the only definitive plan acceptable to resolve a bid price deficiency." The letter from NASDAQ further stated that if delisted, the Company's common stock cannot be quoted on the OTC Bulletin Board or the Pink Sheets until the approval by the NASD of an application by one or more market makers to continue quoting in the Company's common stock.

The Company issued a press release dated March 22, 2010 with respect to the notification from NASDAQ and is incorporated herein by reference as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 22, 2010 issued by Pet DRx Corporation.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation (Registrant)
March 22, 2010 (Date)	/s/ GEORGE A. VILLASANA George A. Villasana Executive Vice President, General Counsel & Secretary